UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2007

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On September 27, 2007, Occam Networks, Inc. (“Occam”) entered into an Asset Purchase Agreement with Terawave Communications, Inc., a California corporation (“Terawave”). Pursuant to the Asset Purchase Agreement, Occam is expected to acquire substantially all of Terawave’s assets including patents, patent applications, trademarks and other intellectual property, certain license agreements and other contracts, equipment, supplies, inventories, work in process, cash and accounts receivable. In connection with this acquisition, Occam is expected to assume certain liabilities of Terawave including certain liabilities under assigned contracts, certain inventory purchase commitments, up to $200,000 in Terawave’s transaction expenses and one half of the transfer taxes associated with the sale.

The purchase price for this transaction is expected to be $3.4 million in cash plus the cancellation of approximately $1.9 million in loans previously made by Occam to Terawave, plus the assumption of certain liabilities by Occam as described above. The cash purchase price is subject to adjustment based on increases in accounts payable retained by Terawave that relate directly to increases in accounts receivable or realizable inventory acquired by Occam. The cash purchase price is subject to reduction to the extent that certain wind-up costs of Terawave are paid using funds loaned by Occam prior to the closing. $400,000 of the cash consideration payable to Terawave is expected to be held in escrow for a period of one year and such amount is expected to serve as Occam’s exclusive remedy for any breach by Terawave of its representations, warranties and covenants set forth in the Asset Purchase Agreement.

The closing of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions including the receipt of shareholder and third party consents and compliance with applicable filing and notice requirements. Occam offers no assurances that such conditions to closing will be met or that the transactions contemplated by the Asset Purchase Agreement with Terawave will be completed.

Occam intends to file the Asset Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the three months ended September 30, 2007.

On September 27, 2007, Occam issued a press release to announce the signing of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 27, 2007 of Occam Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell
Chief Financial Officer

Date: October 2, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 27, 2007 of Occam Networks, Inc.